UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
  On August 12, 2008, the Compensation Committee of the Board of Directors of Meredith Corporation (the Company) determined cash bonuses for the following executive officers for the fiscal year ended June 30, 2007:  Stephen M. Lacy, President and Chief Executive Officer - $531,250; John H. Griffin, Jr., President-Publishing Group - $382,500; Paul A. Karpowicz, President-Broadcasting Group - $235,000; and John S. Zieser, Chief Development Officer, General Counsel and Secretary - $380,000.

In addition, the Compensation Committee set base salaries for fiscal 2009 for the following executive officers: Stephen M. Lacy - $925,000; John H. Griffin, Jr. - $725,000; Paul A. Karpowicz - $655,000; and John S. Zieser - $600,000.

The Compensation Committee fixed targets for fiscal 2009 cash bonuses ranging from 50 percent to 250 percent of base salary for the President and Chief Executive Officer and 35 percent to 200 percent for the other executives. The entire bonus of the President and Chief Executive Officer is based on earnings per share and cash flow. The other executives' bonuses are based 85 percent on earnings per share, cash flow, and other quantifiable financial criteria and 15 percent on certain qualitative standards.

  On August 12, 2008, the Compensation Committee of the Board of Directors approved the form of Meredith Corporation Restricted Stock Award Agreement (performance based), a copy of which is attached as Exhibit 10.1.

Item 5.02(d)	Appointment or Election of Directors

On May 14, 2008, the Meredith Corporation Board of Directors (the Board) appointed Elizabeth E. Tallett to the Company's Board of Directors, effective with the August 2008 meeting. Tallett will stand for election as a Class I Director at the Company's Annual Shareholders Meeting in November. The Board made no determination on committee assignments for Ms. Tallett at that time. On August 12, 2008, the Board appointed her to the Nominating/Governance and Compensation Committees.

Item 5.02(e)	Compensatory Arrangements of Certain Officers

The Company has entered into an employment agreement, dated August 14, 2008 (the Employment Agreement), setting forth the terms under which John S. Zieser is serving as Chief Development Officer/General Counsel and Secretary for Meredith Corporation. The agreement is effective from August 12, 2008, through June 30, 2011, and automatically renews for subsequent one-year terms unless either party gives written notice of non-renewal. The Employment Agreement provides for an annual base salary of $600,000; participation in the annual incentive program under the 2004 Meredith Corporation Stock Incentive Plan (the "2004 Plan"), wherein the percentage of base salary payable as a target bonus under the 2004 Plan shall not be less than seventy percent (70%) (actual Company financial results may result in an actual incentive paid equal to less than or more than seventy percent (70%) of base salary); the grant in August 2008, of 65,000 nonqualified stock options with a three-year (3) cliff vesting schedule and a strike price equal to the fair market value of Meredith common stock on the date of such award and 10,000 shares of restricted common stock with a three-year vesting schedule; and participation in employee benefit plans generally available to employees and officers of the Company.

The Employment Agreement if filed herewith as Exhibit 10.2 and this disclosure is qualified in its entirety by reference to the Employment Agreement.

Item 8.01	Other Events

On August 13, 2008, the Meredith Corporation Board of Directors declared a dividend of $0.215 per share, payable on September 15, 2008, to shareholders of record on August 29, 2008.  The Company's news release concerning same is attached as Exhibit 99.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits

	10.1	Meredith Corporation Restricted Stock Award Agreement 2008

	10.2	Employment Agreement dated August 14, 2008, between Meredith Corporation and John S. Zieser.

	99	News release issued by Meredith Corporation dated August 13, 2008, concerning the dividend declared on that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Stephen M. Lacy

Stephen M. Lacy, President and Chief Executive Officer

Date:	August 18, 2008

Index to Exhibits
Exhibit Number	Item

10.1	Meredith Corporation Restricted Stock Award Agreement 2008

10.2	Employment Agreement dated August 14, 2008, between Meredith Corporation and John S. Zieser.

99	News release issued by Meredith Corporation dated August 13, 2008, concerning the dividend declared on that date.